CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares, the Class R Shares, and in the Class Y Shares Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference of our report, dated December 12, 2003, on the financial statements and financial highlights of Pioneer Mid Cap Value Fund for the year ended October 31, 2003, in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, 1933 Act File No. 33-34801).


                                                 /s/ Ernst & Young LLP

Boston, Massachusetts
February 19, 2004